
<ARTICLE> 9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE CURRENT
REPORT ON FORM 10-Q FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS AND
ACCOMPANYING DISCLOSURES.
</LEGEND>
<CIK> 0000020405
<NAME> CITICORP 1998
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                           9,107
<INT-BEARING-DEPOSITS>                          14,085
<FED-FUNDS-SOLD>                                13,412<F1>
<TRADING-ASSETS>                                40,018
<INVESTMENTS-HELD-FOR-SALE>                     35,552
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                        199,809
<ALLOWANCE>                                      6,240
<TOTAL-ASSETS>                                 343,340
<DEPOSITS>                                     222,435
<SHORT-TERM>                                    24,305<F2>
<LIABILITIES-OTHER>                             15,811
<LONG-TERM>                                     19,982
<PREFERRED-MANDATORY>                              863
<PREFERRED>                                          0
<COMMON>                                           506
<OTHER-SE>                                      19,777
<TOTAL-LIABILITIES-AND-EQUITY>                 343,340
<INTEREST-LOAN>                                 15,269
<INTEREST-INVEST>                                1,973
<INTEREST-OTHER>                                 2,695
<INTEREST-TOTAL>                                19,937
<INTEREST-DEPOSIT>                               8,385
<INTEREST-EXPENSE>                              11,005
<INTEREST-INCOME-NET>                            8,932
<LOAN-LOSSES>                                    1,807
<SECURITIES-GAINS>                                 485
<EXPENSE-OTHER>                                  4,241
<INCOME-PRETAX>                                  4,307
<INCOME-PRE-EXTRAORDINARY>                       2,692
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,692
<EPS-PRIMARY>                                     5.80<F3>
<EPS-DILUTED>                                     5.65<F3>
<YIELD-ACTUAL>                                    4.39<F4>
<LOANS-NON>                                      3,204<F5>
<LOANS-PAST>                                     1,037<F6>
<LOANS-TROUBLED>                                    48
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 5,916
<CHARGE-OFFS>                                    2,192
<RECOVERIES>                                       460
<ALLOWANCE-CLOSE>                                6,340<F7>
<ALLOWANCE-DOMESTIC>                                 0<F8>
<ALLOWANCE-FOREIGN>                                  0<F9>
<ALLOWANCE-UNALLOCATED>                              0<F10>

<F1>Includes Securities Purchased Under Resale Agreements.
<F2>Purchased Funds and Other Borrowings.
<F3>Primary EPS represents Basic EPS under Financial Accounting Standards No. 128,
"Earnings per Share".
<F4>Taxable Equivalent Basis.
<F5>Includes $1,280MM of cash-basis commercial loans and $1,924MM of consumer loans on which accrual of interest has been supspended.
<F6>Accuring loans 90 or more days delinquent.
<F7>Aggregate allowance activity for the nine months of 1998 includes $349MM in other changes, of which, $320MM reflects the addition of credit loss reserves related to the acquisition of UCS. The remaining balance is pricipally foreign currency translation effects. Aggregate allowance includes $50 million attributable to standby letters of credit and guarantees included in Other
Liabilities, and $50 million attributable to derivative and foreign exchange contracts reported as a deduction from Trading Account Assets at September 30,
1998.
<F8>No portion of Citicorp's credit loss allowance is specifically allocated to any individual loan or group of loans, however, $1,827MM of the allowance at
December 31, 1997 was attributed to operations outside the U.S. (see Note 12 to the 1997 Annual Report).
<F9>See Footnote F8 above.
<F10>See Footnote F8 above.

